Exhibit 99.1

BIOS INTERNATIONAL CORPORATION

Financial Statements

and

Independent Auditors’ Report

December 31, 2011 and 2010

BIOS INTERNATIONAL CORPORATION

INDEPENDENT AUDITORS’ REPORT

Stockholders

Bios International Corporation

Butler, New Jersey

We have audited the accompanying balance sheets of Bios International Corporation (the “Company”) as of December 31, 2011 and 2010, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bios International Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

July 27, 2012

Denver, Colorado

BIOS INTERNATIONAL CORPORATION

Balance Sheets

	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$40,320	$368,172
Accounts receivable	806,491	649,778
Inventory, net	962,804	798,057
Other current assets	16,146	—
Total current assets	1,825,761	1,816,007
Non-current assets
Property and equipment, net	67,637	33,920
Other long-term assets	28,993	26,763
Total non-current assets	96,630	60,683
Total assets	$1,922,391	$1,876,690

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$107,168	$95,164
Accrued expenses	146,577	136,627
Total current liabilities	253,745	231,791
Total liabilities	253,745	231,791
Commitments and contingencies (Note 6)
Stockholders’ equity
Common stock, $10 par value, 1,000 shares authorized, issued, and outstanding	10,000	10,000
Retained earnings	1,658,646	1,634,899
Total stockholders’ equity	1,668,646	1,644,899
Total liabilities and stockholders’ equity	$1,922,391	$1,876,690

See notes to financial statements.

BIOS INTERNATIONAL CORPORATION

Statements of Income

	For the Years Ended
	December 31,
	2011	2010
Revenues	$6,786,460	$6,273,404
Cost of revenue	2,277,491	2,037,135
Gross profit	4,508,969	4,236,269
Operating expenses
General and administrative	1,240,643	1,037,658
Research and development	492,860	489,409
Selling	806,248	850,577
Total operating expenses	2,539,751	2,377,644
Other income
Other income	(862)	577
Total other income	(862)	577
Net income	$1,970,080	$1,858,048

See notes to financial statements.

BIOS INTERNATIONAL CORPORATION

Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2011 and 2010

				Total
	Common Stock		Retained	Stockholders’
	Shares	Amount	Earnings	Equity
Balance - December 31, 2009	1,000	$10,000	$1,268,904	$1,278,904
Net income	—	—	1,858,048	1,858,048
Distributions	—	—	(1,492,053)	(1,492,053)
Balance - December 31, 2010	1,000	10,000	1,634,899	1,644,899
Net income	—	—	1,970,080	1,970,080
Distributions	—	—	(1,946,333)	(1,946,333)
Balance - December 31, 2011	1,000	$10,000	$1,658,646	$1,668,646

See notes to financial statements.

BIOS INTERNATIONAL CORPORATION

Statements of Cash Flows

	For the Years Ended
	December 31,
	2011	2010
Cash flows from operating activities
Net income	$1,970,080	$1,858,048
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	8,499	5,925
Provision for inventory reserve	8,330	30
Changes in assets and liabilities
Accounts receivable	(156,713)	(59,089)
Inventory	(183,077)	(114,769)
Other current assets	(16,146)	—
Other long-term assets	(2,230)	7,000
Accounts payable	12,004	(17,772)
Accrued expenses	9,950	10,006
	(319,383)	(168,669)
Net cash and cash equivalents provided by operating activities	1,650,697	1,689,379
Cash flows from investing activities
Purchase of property and equipment	(32,216)	—
Net cash and cash equivalents used in investing activities	(32,216)	—
Cash flows from financing activities
Distributions to owners	(1,946,333)	(1,492,053)
Stockholder loan repayment	—	(11,286)
Net cash and cash equivalents used in financing activities	(1,946,333)	(1,503,339)
Net (decrease) increase in cash and cash equivalents	(327,852)	186,040
Cash and cash equivalents - beginning of year	368,172	182,132
Cash and cash equivalents - end of year	$40,320	$368,172

Supplemental disclosure of non-cash activity:

The Company traded $10,000 of inventory for $10,000 of fixed assets during the year ended  December 31, 2011.

See notes to financial statements.

BIOS INTERNATIONAL CORPORATION

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Bios International Corporation (“Bios” or the “Company”) was established in 1991.  Bios is a recognized manufacturer of gas flow measurement, providing the industry’s most reliable products, service, and solutions for professionals in environmental protection, workplace safety, industrial process control, and laboratory calibration.  The Company serves its customers directly and through a vast network of distributors across the globe.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts Receivable

The Company estimates an allowance for doubtful accounts based on overall historic write-offs, the age of receivable balances, and the payment history and creditworthiness of the customer.  The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.  As of December 31, 2011 and 2010, the Company determined that no allowance was necessary as all accounts were deemed fully collectible.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

Inventory

Inventory consists of raw materials and finished products, which are stated at the lower of cost or market, determined using the first-in, first-out method.  The Company’s policy is to periodically evaluate the market value of the inventory and the stage of product lifecycle and record a reserve for any inventory considered slow-moving or obsolete.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 3 to 20 years, and the related lease terms for leasehold improvements.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, when title and risk of ownership passes, the sales price is fixed or determinable, and collectibility is probable.  The Company recognizes revenues at the time products are shipped and risk of loss has transferred. Revenue from ongoing product service and repair is fully recognized upon completion and shipment of serviced product.

BIOS INTERNATIONAL CORPORATION

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Other than normal and customary ongoing customer service, the Company does not have any post-shipment contractual obligations to its customers, such as installation or training.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expense for the years ended December 31, 2011 and 2010 was $54,290 and $24,509, respectively.

Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Shipping and Handling Costs

For product sold, payments by customers to the Company for shipping and handling costs are included in revenue on the statements of income, while the Company’s expense is included in cost of revenue.  Shipping and handling for inventory and materials purchased by the Company is included as a component of inventory on the balance sheets, and in cost of revenue when the product is sold.

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes.  Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s stockholders, and no provision for federal income taxes has been recorded in the accompanying financial statements.

The Company applies guidance on accounting for uncertainty in income taxes.  If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the stockholders rather than the Company.  Accordingly, there would be no effect on the Company’s financial statements.  If the Company were deemed to be other than an S corporation, additional taxes may be the responsibility of the Company.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses.  No interest or penalties have been assessed as of December 31, 2011.  The Company’s informational returns for tax years subject to examination by tax authorities included 2007 and 2008 through the current year for state and federal tax reporting purposes, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

BIOS INTERNATIONAL CORPORATION

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Warranties

The Company provides limited product warranty on its products and, accordingly, accrues an estimate of the related warranty expense at the time of sale.  The Company recorded $21,000 for warranty reserve as of December 31, 2011 and 2010, which is included in accrued expenses on the balance sheets.

Commission

The Company paid $500,000 of commissions to a separate entity, owned by a common shareholder of the Company, during the years ended December 31, 2011 and 2010.  This commission is included in selling expense in the accompanying statements of income.

Note 2 - Related Party Transactions

The Company pays its sole owner $200,000 in royalties annually for the use of patented technology.    The related expense is recorded as cost of revenue within the statements of income for the years ended December 31, 2011 and 2010.

Note 3 - Inventory

Inventories are summarized as follows:

	December 31,
	2011	2010
Finished goods and raw materials	$971,324	$798,247
Inventory reserve	(8,520)	(190)
	$962,804	$798,057

Finished goods include raw materials, direct labor, and manufacturing overhead at December 31, 2011 and 2010.

BIOS INTERNATIONAL CORPORATION

Notes to Financial Statements

Note 4 - Property and Equipment

Property and equipment consist of the following:

	December 31,
	2011	2010
Machinery	$32,980	$10,480
Computer equipment	8,374	6,194
Furniture	10,870	10,870
Leasehold improvements	29,713	29,713
Office equipment	17,536	—
	99,473	57,257
Less accumulated depreciation	(31,836)	(23,337)
	$67,637	$33,920

Depreciation expense for the years ended December 31, 2011 and 2010 was $8,499 and $5,925, respectively.

Note 5 - Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2011	2010
Profit-sharing contribution	$50,249	$48,000
Payroll and benefits	38,644	29,920
Warranty liability	21,000	21,000
Customer deposits	10,089	24,271
Other	26,595	13,436
	$146,577	$136,627

Note 6 - Commitments and Contingencies

Operating Leases

The Company leases equipment, storage, and vehicles under non-cancelable operating leases.  Rent expense for the years ended December 31, 2011 and 2010 was $160,349 and $174,214, respectively.

BIOS INTERNATIONAL CORPORATION

Notes to Financial Statements

Note 6 - Commitments and Contingencies (continued)

Operating Leases (continued)

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2012	$180,000
2013	180,000
2014	180,000
2015	15,000
$555,000

Litigation

In the normal course of business, the Company is party to litigation from time to time.  The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Note 7 - Employee Benefit Plan

The Company sponsors a Section 401(k) retirement plan (the “Plan”).  Eligible employees may make voluntary contributions to the Plan.  In addition, the Company may make discretionary matching contributions to the Plan.  The Company made matching contributions of $65,659 and $50,200 during the years ended December 31, 2011 and 2010, respectively.

Note 8 - Stockholders’ Equity

Stockholders’ Equity

Bios was incorporated in the state of New Jersey on January 2, 1991.  The Company authorized 1,000 shares for issuance.  As of  December 31, 2011 and 2010, there were 1,000 shares issued and outstanding.

Note 9 - Subsequent Events

On May 15, 2012, substantially all of the assets and liabilities of the Company were acquired by Mesa Laboratories, Inc. (“Mesa”).  Under the terms of the acquisition, certain assets and liabilities of the Company were acquired for a cash payment of $16,660,000, which includes $1 million held in escrow and contingent consideration of up to $6,710,000, depending on the results of a three-year earn period.

The Company has evaluated all subsequent events through July 27, 2012, which is the date the financial statements were available to be issued.